FOR IMMEDIATE RELEASE

April 3, 2007

Contact:  Rosemarie Faccone

     Susan Jordan

     732-577-9997

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

DECLARES COMMON AND PREFERRED DIVIDENDS

FREEHOLD, NJ, April 3, 2007…..On April 3, 2007, the Board of Directors of Monmouth Real Estate Investment Corporation (NASDAQ:MNRTA) declared its quarterly dividend on the Company’s Common Stock of $0.15 per share payable June 15, 2007 to shareholders of record May 15, 2007.  The Company’s annual dividend rate on its Common Stock is $0.60 per share.

Also on April 3, 2007, the Board of Directors declared a dividend for the period commencing March 1, 2007 and ending May 31, 2007 of $0.4766 per share on the Company’s 7.625% Series A Cumulative Redeemable Preferred Stock payable June 15, 2007 to shareholders of record May 31, 2007.  Series A preferred share dividends are cumulative and payable quarterly at an annual rate of $1.90625 per share.

Monmouth Real Estate Investment Corporation, which was organized in 1968, is a publicly-owned real estate investment trust specializing in net-leased industrial properties. The Company’s equity portfolio consists of forty-two industrial properties and one shopping center located in New Jersey, New York, Connecticut, Maryland, Michigan, Mississippi, Missouri, Massachusetts, Iowa, Illinois, Nebraska, North Carolina, South Carolina, Kansas, Pennsylvania, Florida, Virginia, Ohio, Wisconsin, Arizona, Georgia, Colorado and Alabama.  In addition, the Company owns a portfolio of REIT securities.

#####